Exhibit 5.1

SIDLEY AUSTIN llp 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

May 14, 2015

Alamo Group Inc.
1627 East Walnut
Seguin, Texas 78155

Ladies and Gentlemen:

We are acting as counsel for Alamo Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) that is being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), and relating to 400,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.10 per share, that will be available for future issuance under the Alamo Group Inc. 2015 Incentive Stock Option Plan effective May 7, 2015 (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

We have examined such documents and records as we deemed appropriate, including, but not limited to, the following:

(i)	a copy of the Plan, as certified by the Secretary of the Company on the date hereof;
(ii)	a copy of the Registration Statement;
(iii)	a copy of the Certificate of Incorporation of the Company as amended to date, as certified by the Secretary of the Company on the date hereof;
(iv)	a copy of the By-Laws of the Company, as certified by the Secretary of the Company on the date hereof; and
(v)
copies, certified by the Secretary of the Company to be true, correct and complete copies, of resolutions adopted by the Board of Directors of the Company relating to the Plan and the Registration Statement and by the shareholders of the Company relating to the Plan.

We have also examined originals, or copies of originals certified to our satisfaction, of such other agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission and the authenticity of the originals thereof.

Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the issuance of the Registered Shares was duly authorized and each Registered Share will be validly issued, fully paid and non-assessable when such Registered Share shall have been duly issued and delivered in accordance with the Plan to the person entitled thereto against payment of the agreed consideration therefor in an amount not less than the par value thereof.

This opinion is limited to the matters stated in this opinion letter, and no opinions may be implied or inferred beyond the matters expressly stated in this opinion letter. The opinions set forth herein are limited to matters of the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. The opinions expressed herein are based on laws in effect at the time of delivery of this opinion letter, and we assume no obligation to advise you after such time of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in on made a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP